Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

         This Merger Agreement (this "Agreement") is entered into on and as of October 1, 2007 by and between Acorn Acquisition Corp., a Delaware corporation ("Acorn"), and Lumen Medical Inc., a Florida corporation ("Lumen").  Acorn and Lumen are referred to collectively herein as the "Parties" and sometimes individually as a "Party".

         This Agreement contemplates a tax-free merger of Lumen with and into Acorn in a reorganization pursuant to Code 368(a)(1)(A).  All Lumen Stockholders will receive Acorn stock in exchange for all of the issued and outstanding shares of Lumen stock. The Parties expect that the Merger will further certain of their business objectives, including, without limitation, giving Lumen access to the public equity markets to finance the research and development of its medical product candidates and providing Acorn with Lumen's business to take it out of the realm of being a blank check company and giving Acorn access to Lumen's cash of approximately $900.000.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1.   Definitions.

"Acorn" has the meaning set forth in the preface above.

"Acorn-owned Share" means any Lumen Share that Acorn owns beneficially.

"Acorn Share" means any share of the common stock, $0.0001 par value per share, of Acorn.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the business and affairs of Lumen and its Subsidiaries that is not already generally available to the public.

"Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

"Definitive Acorn Proxy Materials" means the definitive proxy materials relating to the Special Acorn Meeting.

"Definitive Lumen Proxy Materials" means the definitive proxy materials relating to the Special Lumen Meeting.

"Delaware Certificate of Merger" has the meaning set forth in Section 2(c) below.

"Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Dissenting Share" means any Lumen Share held of record by any stockholder who or that has exercised his, her, or its appraisal rights under the Delaware General Corporation Law.

"Effective Time" has the meaning set forth in Section 2(d)(i) below.

"Exchange Agent" has the meaning set forth in Section 2(e) below.

"Florida Articles of Merger" has the meaning set forth in Section 2(c) below.

"Florida Business Corporation Act" means the Business Corporation Act of the state of Florida, as amended.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"IRS" means the Internal Revenue Service.

"Joint Disclosure Document" means the disclosure document combining the Prospectus, the Definitive Acorn Proxy Materials, and the Definitive Lumen Proxy Materials.

"Knowledge" means actual knowledge after reasonable investigation.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Lumen" has the meaning set forth in the preface above.

"Lumen Furnished Information" has the meaning set forth in Section 5(d) below.

"Lumen Share" means any share of the common stock, $0.0001 par value per share, of Lumen.

"Lumen Stockholder" means any Person who or that holds any Lumen Shares.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Lumen and its Subsidiaries, taken as a whole, or to the ability of Lumen to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Acorn has knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of Lumen and its Subsidiaries, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, or NASDAQ Stock Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Merger" has the meaning set forth in Section 2(a) below.

"Merger Shares" means the Acorn Shares issued to the Lumen Stockholders pursuant to the terms of the Merger.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" and "Parties" have the meanings set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prospectus" means the final prospectus relating to the registration of the Merger Shares under the Securities Act.

"PulmoScience" means PulmoScience Inc., a 51% Subsidiary of Lumen.

"PulmoScience Appraisal" has the meaning set forth in Section 5(d) below.

"PulmoScience Appraiser" has the meaning set forth in Section 5(d) below.

"Requisite Acorn Stockholder Approval" means the affirmative vote of the holders of a majority of the Acorn Shares in favor of this Agreement and the Merger.

"Requisite Lumen Stockholder Approval" means the affirmative vote of the holders of a majority of the Lumen Shares in favor of this Agreement and the Merger.

"S-4 Registration Statement" means the registration statement on form S-4 that will be filed by Acorn under the Securities Act to register the Acorn Shares issuable to the Lumen Stockholders pursuant to the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Special Acorn Meeting" has the meaning set forth in Section 5(c)(ii) below.

"Special Lumen Meeting" has the meaning set forth in Section 5(c)(iii) below.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

         Section 2.   Basic Transaction.

          (a) The Merger.  On and subject to the terms and conditions of this Agreement, Lumen will merge with and into Acorn (the "Merger") at the Effective Time.  Acorn shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Tendall FZCO in Dubai, United Arab Emirates, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) Lumen will deliver to Acorn the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Acorn will deliver to Lumen the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Acorn and Lumen will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Delaware Certificate of Merger"), (iv) Acorn and Lumen will file with the Secretary of State of the State of Florida Articles of Merger in the form attached hereto as Exhibit B (the "Florida Articles of Merger") and (v) Acorn will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing the Acorn Shares issued in the Merger.

         (d) Effect of Merger.

         (i) General. The Merger shall become effective (the "Effective Time") at the close of business on the date  Acorn and Lumen file the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Florida.  The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Business Corporation Act.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acorn or Lumen in order to carry out and effectuate the transactions contemplated by this Agreement.

         (ii)  Certificate of Incorporation. The certificate of incorporation of Acorn in effect at and as of the Effective Time will remain the certificate of incorporation of Surviving Corporation with Article I thereof amended to change the name of the Surviving Corporation to Pulmo BioTech Inc.

         (iii) Bylaws. The bylaws of Acorn in effect at and as of the Effective Time will remain the bylaws of Surviving Corporation with the caption thereof amended to change the name of the Surviving Corporation to Pulmo BioTech Inc.

         (iv) Directors and Officers.  The director and officer of Lumen in office at and as of the Effective Time will become the director and officer of Surviving Corporation.

         (v) Conversion of Lumen Shares.  At and as of the Effective Time, (A) each Lumen Share (other than any Dissenting Share or Acorn-owned Share) shall be converted into the right to receive three thousand one hundred twenty five (3,125) Acorn Shares (the ratio of three thousand one hundred twenty five (3,125) Acorn Shares to one Lumen Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from Surviving Corporation with respect thereto in accordance with the provisions of the Florida Business Corporation Act, and (C) each Acorn-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Lumen Shares outstanding.  No Lumen Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

         (vi) Acorn Shares. Each Acorn Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

         (e) Payment Procedure.

      (i) Immediately after the Effective Time, (A) Acorn will furnish to Interwest Transfer Co., Inc. (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Acorn Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Lumen Shares (other than any Dissenting Shares and Acorn-owned Shares) and (B) Acorn will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Lumen Shares for the holder to use in surrendering the certificates that represented his, her, or its Lumen Shares in exchange for a certificate representing the number of Acorn Shares to which he, she, or it is entitled.

         (ii)  Acorn will not pay any dividend or make any distribution on Acorn Shares (with a record date at or after the Effective Time) to any record holder of outstanding Lumen Shares until the holder surrenders for exchange his, her, or its certificates that represented Lumen Shares.

         (iii)  Acorn may cause the Exchange Agent to return any Acorn Shares and dividends and distributions thereon remaining unclaimed one hundred eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding Lumen Shares shall be entitled to look to Acorn (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Acorn Shares and dividends and distributions thereon to which he, she, or it is entitled upon surrender of his, her, or its certificates.

         (iv)  Acorn shall pay all charges and expenses of the Exchange Agent.

         (f) Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Lumen Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of Surviving Corporation.

         Section 3.    Lumen's Representations and Warranties. Lumen represents and warrants to Acorn that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization, Qualification, and Corporate Power.  Each of Lumen and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Lumen and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect.  Each of Lumen and its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization.  The entire authorized capital stock of Lumen consists of one hundred million (100,000,000) Lumen Shares, of which sixteen thousand four hundred (16,400) Lumen Shares are issued and outstanding and ten million (10,000,000) shares of Lumen Preferred Stock, $1.00 par value per share, none of which are issued or outstanding.  All of the issued and outstanding Lumen Shares have been duly authorized and are validly issued, fully paid, and non-assessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Lumen to issue, sell, or otherwise cause to become outstanding any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Lumen.

         (c) Authorization of Transaction. Lumen has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Lumen cannot consummate the Merger unless and until it receives the Requisite Lumen Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of Lumen, enforceable in accordance with its terms and conditions.

         (d) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lumen or any of its Subsidiaries is subject or any provision of the charter or bylaws of Lumen or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Lumen or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Florida Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither Lumen nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (e) Filings with SEC; Material Agreements.  Lumen has not made and has not been required to make any filings with SEC under the Securities Act or the Securities Exchange Act.  Lumen has delivered to Acorn a correct and complete copy of each material agreement to which Lumen is a party or by which Lumen or its assets is bound (together with all exhibits and schedules thereto and as amended to date).

         (f) Financial Statements. Lumen has delivered to Acorn copies of its consolidated balance sheets as at March 31, 2007, March 31, 2006 and June 30, 2007 (Unaudited), its consolidated statement of operations for the year ended March 31, 2007, for the period February 23, 2006 (Inception) to March 31, 2006, for the three months ended June 30, 2007 (Unaudited) and for the period February 23, 2006 (Inception) through June 30, 2007 (Unaudited), its consolidated statement of stockholders' Deficiency for the year ended March 31, 2007, for the period February 23, 2006 (Inception) through March 31, 2006 and for the three months ended June 30, 2007 (Unaudited) and its consolidated statement of cash flows for the year ended March 31, 2007, for the period February 23, 2006 (Inception) to March 31, 2006, for the three months ended June 30, 2007 (Unaudited) and for the period February 23, 2006 (Inception) through June 30, 2007 (Unaudited) ("Lumen's Financial Statements"). Lumen's Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of Lumen and its Subsidiaries as of the indicated dates and the results of operations of Lumen and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of Lumen and its Subsidiaries. The Lumen Financial Statements as at March 31, 2007 and for the periods ended March 31, 2006 and 2007 are accompanied by the reports of independent registered public accounting firms. Lumen will also deliver to Acorn copies of such other financial statements as may be required to be included in Acorn's S-4 Registration Statement. All such Lumen financial statements will comply with the rules of the SEC for inclusion in Acorn's S-4 Registration Statement.

         (g) Events Subsequent to March 31, 2007. Since March 31, 2007, there has not been any Material Adverse Change.

         (h) Undisclosed Liabilities.  Neither Lumen nor any of its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the consolidated balance sheet as at March 31, 2007 (rather than in any notes thereto) and (ii) liabilities that have arisen after March 31, 2007 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i) Broker's Fees.  Neither Lumen nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (j) Continuity of Business Enterprise.  Lumen operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

         (k) Disclosure.  The Definitive Lumen Proxy Materials will comply with the Securities Exchange Act in all material respects.  The Definitive Lumen Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Lumen makes no representation or warranty with respect to any information that Acorn will supply specifically for use in the Definitive Lumen Proxy Materials. None of the information that Lumen will supply specifically for use in the S-4 Registration Statement, the Prospectus, or the Definitive Acorn Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

         Section 4.    Acorn's Representations and Warranties. Acorn represents and warrants to Lumen that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization.   Acorn is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capitalization.  The entire authorized capital stock of Acorn consists of two hundred fifty million (250,000,000) Acorn Shares, of which 1,372,574 Acorn Shares are issued and outstanding and two million five hundred thousand shares (2,500,000) share of Preferred Stock, par value $0.0001 per share, none of which are issued or outstanding.  All of the Acorn Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and non-assessable.

         (c) Authorization of Transaction.  Acorn has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Acorn cannot consummate the Merger unless and until it receives the Requisite Acorn Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of Acorn, enforceable in accordance with its terms and conditions.

         (d) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acorn is subject or any provision of the charter, bylaws, or other governing documents of Acorn or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Acorn is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect Other than in connection with the provisions of the Delaware General Corporation Law, the Florida Business corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Acorn does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Broker's Fees.  Acorn does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Lumen or any of its Subsidiaries could become liable or obligated.

         (f) Continuity of Business Enterprise.  It is the present intention of Acorn to continue at least one significant historic business line of Lumen, or to use at least a significant portion of Lumen's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

         (g) Disclosure.  The S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Acorn makes no representation or warranty with respect to any information that Lumen will supply specifically for use in the S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials.  None of the information that Acorn will supply specifically for use in the Definitive Lumen Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

         Section 5.   Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General.  Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in 6 below).

         (b) Notices and Consents.  Lumen will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third-party consents referred to in Section 3(d) above and the items set forth in Section 5(b) of the Disclosure Schedule.

         (c) Regulatory Matters and Approvals.  Each of the Parties will (and Lumen will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above.  Without limiting the generality of the foregoing:

         (i) Securities Act, Securities Exchange Act, and State Securities Laws.  Acorn will prepare and file with SEC the S-4 Registration Statement relating to the offering and issuance of the Acorn Shares and preliminary proxy materials under the Securities Exchange Act relating to the Special Acorn Meeting.  Acorn will use its reasonable best efforts to respond to the comments of SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable.  Lumen will provide Acorn with whatever information and assistance in connection with the foregoing filings Acorn may reasonably request and will cause. Acorn will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Acorn Shares.

         (ii) Delaware General Corporation Law. Acorn will call a special meeting of its stockholders (the "Special Acorn Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

         (iii) Florida Business Corporation Act. Lumen will call a special meeting of its stockholders (the "Special Lumen Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Florida Business Corporation Act.

         (iv)   Joint Disclosure Document.    The Parties will mail the Joint Disclosure Document to their respective stockholders simultaneously and as soon as reasonably practicable.  The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of either Party shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) PulmoScience Appraisal. Lumen has heretofore delivered to Acorn an appraisal Demers Beauline, LLP Chartered Accountants (the "PulmoScience Appraiser") of the estimated fair market value of all issued and outstanding shares of PulmoScience as at March 31, 2007 (the "PulmoScience Appraisal").  All of the information furnished to the PulmoScience Appraiser by Lumen on which the PulmoScience Appraiser relied in preparing the PulmoScience Appraisal (the "Lumen Furnished Information") is, to the knowledge of Lumen, correct and complete in all respects and consistent with the books and records of Lumen.

         (e) Approval for Trading of Acorn Shares. Acorn will use its reasonable best efforts to cause the Acorn Shares that will be issued in the Merger to be approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance, prior to the Effective Time.

         (f) Operation of Business. Lumen will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as disclosed on the Disclosure Schedule.  Without limiting the generality of the foregoing:

         (i) neither Lumen nor any of its Subsidiaries will authorize or effect any change in its charter or bylaws;

         (ii) neither Lumen nor any of its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

         (iii) neither Lumen nor any of its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

         (iv) neither Lumen nor any of its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

         (v) neither Lumen nor any of its Subsidiaries will impose any Lien upon any of its assets outside the Ordinary Course of Business;

         (vi) neither Lumen nor any of its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

         (vii) neither Lumen nor any of its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

         (viii) neither Lumen nor any of its Subsidiaries will commit to any of the foregoing.

         (g) Full Access.  Lumen will (and will cause each of its Subsidiaries to) permit representatives of Acorn (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Lumen and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Lumen and each of its Subsidiaries.  Acorn will treat and hold as such any Confidential Information it receives from Lumen or any of its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Lumen all tangible embodiments (and all copies) thereof that are in its possession.

         (h) Notice of Developments.  Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.  No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (i) Exclusivity.  Lumen will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Lumen or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Lumen, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Lumen shall notify Acorn immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (j) Indemnification.

         (i)  Acorn, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of Lumen or in any agreement to which Lumen is a party for the benefit of any individual who served as a director or officer of Lumen at any time prior to the Effective Time.

         (ii) Acorn will indemnify each individual who served as a director or officer of Lumen at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

         (k) Continuity of Business Enterprise.  Acorn will continue at least one significant historic business line of Lumen, or use at least a significant portion of Lumen's historic business assets in a business, in each case within the meaning of Reg. Section1.368-1(d), except that Acorn may transfer Lumen's historic business assets (i) to a corporation that is a member of Acorn's "qualified group", within the meaning of Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Acorn's "qualified group" have active and substantial management functions as a partner with respect to Lumen's historic business or (B) members of Acorn's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in Lumens historic business, in each case within the meaning of Reg. Section 1.368-1(d)(4)(iii).

Section 6.   Conditions to Obligation to Close.

         (a) Conditions to Acorn's Obligation.  The obligation of Acorn to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) this Agreement and the Merger shall have received the Requisite Lumen Stockholder Approval and the number of Dissenting Shares shall not exceed 2% of the number of outstanding Lumen Shares];

         (ii) Lumen and its Subsidiaries shall have procured all of the third-party consents specified in Section 5(b) above;

         (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material", or contain terms such as "Material  Adverse Effect" or "Material Adverse Change", in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

         (iv) Lumen shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term material, or contain terms such as "Material  Adverse Effect" or "Material Adverse Change", in which case Lumen shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

         (v) no action, suit, or proceeding shall be pending or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Surviving Corporation to own the former assets, to operate the former business, and to control the former Subsidiaries of Lumen, or (D) adversely affect the right of any of the former Subsidiaries of Lumen to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (vi) Lumen shall have delivered to Acorn a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

         (vii) this Agreement and the Merger shall have received the Requisite Acorn Stockholder Approval;

         (viii) the S-4 Registration Statement shall have become effective under the Securities Act;

         (ix) the Acorn Shares that will be issued in the Merger shall have been approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance;

         (x) Acorn shall have received the resignations, effective as of the Closing, of each director and officer of Acorn and of Lumen and its Subsidiaries other than those whom Acorn shall have specified at least 5 business days prior to the Closing; and

         (xiv) all actions to be taken by Lumen in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Acorn.

Acorn may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Lumen's Obligation.  The obligation of Lumen to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) this Agreement and the Merger shall have received the Requisite Lumen Stockholder Approval;

         (ii) the S-4 Registration Statement shall have become effective under the Securities Act;

         (iii) the Acorn Shares that will be issued in the Merger shall have been approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance;

         (iv) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material", or contain terms such as "Material Adverse Effect" or "Material Adverse Change", in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

         (v) Acorn shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material", or contain terms such as "Material Adverse Effect" or "Material Adverse Change", in which case Acorn shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

         (vi) no action, suit, or proceeding shall be pending or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Surviving Corporation to own the former assets, to operate the former business, and to control the former Subsidiaries of Lumen, or (D) adversely affect the right of any of the former Subsidiaries of Lumen to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (vii) Acorn shall have delivered to Lumen a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(vi) is satisfied in all respects;

         (viii) this Agreement and the Merger shall have received the Requisite Acorn Stockholder Approval; and

         (ix) all actions to be taken by Acorn in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Lumen.

Lumen may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

Section 7.   Termination.

         (a) Termination of Agreement.  This Agreement may be terminated (whether before or after stockholder approval) as provided below:

         (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

         (ii) Acorn may terminate this Agreement by giving written notice to Lumen at any time prior to the Effective Time (A) in the event Lumen has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Acorn has notified Lumen of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2008, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Acorn breaching any representation, warranty, or covenant contained in this Agreement);

         (iii) Lumen may terminate this Agreement by giving written notice to Acorn at any time prior to the Effective Time (A) in the event Acorn has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Lumen has notified Acorn of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2008, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Lumen breaching any representation, warranty, or covenant contained in this Agreement); or

         (iv) either Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Acorn Meeting or the Special Lumen Meeting in the event this Agreement and the Merger fail to receive the Requisite Acorn Stockholder Approval or the Requisite Lumen Stockholder Approval respectively.

         (b) Effect of Termination.  If either Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of either Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

Section 8.   Miscellaneous.

         (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the Acorn Shares, the provisions in Section 5(j) above concerning indemnification will survive the Effective Time.

         (b) Press Releases and Public Announcements.   Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (c) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the Acorn Shares are intended for the benefit of Lumen Stockholders and (ii) the provisions in Section 5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         (e) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) Counterparts.   This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being air mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Lumen: Lumen Medical Inc. c/o Hirshfield Law 1035 Park Avenue Suite 7B New York NY 10028-0912 Attention: Peter B. Hirshfield, Esq. Facsimile: (646) 349-1665 E-mail:phirshfield@hirshfieldlaw.com

If to Acorn:

Acorn Acquisition Corp.

c/o Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Facsimile: (646) 349-1665

E-mail:phirshfield@hirshfieldlaw.com

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Florida Business Corporation Act.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

         (k) Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) Construction.   The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Waiver of Conflict of Interest. The Parties hereby consent to Peter B. Hirshfield, Esq., doing business as Hirshfield Law ("Hirshfield"), drafting this Agreement and continuing to represent each Party as trusted legal counsel on the transactions contemplated by this Agreement and on other matters. Each Party recognizes the inherent conflict of interest in such dual representation and hereby waives any claim against the other Party and against Hirshfield based upon such dual representation. The Parties acknowledge that Hirshfield is an officer Lumen and has an economic interest in the success of the Transaction.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACORN ACQUISITION CORP.

By: /s/Alain U. Vetterli
Name:  Alain U. Vetterli
Title: Chief Executive Officer

LUMEN MEDICAL INC.

By: /s/Garry McCann____
Name:  Garry McCann

Title: Chief Executive Officer

Exhibit A

CERTIFICATE OF MERGER

OF

LUMEN MEDICAL INC.

AND

ACORN ACQUISITION CORP.

           It is hereby certified that:

           1.  The constituent business corporations participating in the merger herein certified are:

(i)  Lumen Medical Inc., which is incorporated under the laws of the State of Florida; and

(ii) Acorn Acquisition Corp., which is incorporated under the laws of the State of Delaware.

           2.  An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Lumen Medical Inc. in accordance with the laws of the State of its incorporation and by Acorn Acquisition Corp. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

           3.  The name of the surviving corporation in the merger herein certified is Acorn Acquisition Corp., which will continue its existence as said surviving corporation under the name Pulmo BioTech Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

           4.  The Certificate of Incorporation of Acorn Acquisition Corp. is to be amended and changed by reason of the merger herein certified by striking out Article I thereof, relating to the name, and by substituting in lieu thereof the following articles:

"ARTICLE I

NAME

          The name of the Corporation is Pulmo BioTech Inc.;"

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

           5.  The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1035 Park Avenue, Suite 7B, New York NY 10028-0912.

           6.  A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

           7.  The authorized capital stock of Lumen Medical Inc. consists of 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

           8.  The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective at the close of business on the date this Certificate of Merger is filed in Delaware in the Office of the Secretary of State

Dated:_______________________, 200_.

Lumen Medical Inc.

By: ___________________________

         Garry McCann

         President and Chief Executive Officer

Dated:______________________, 200_.

By: __________________________

         Alain U. Vetterli

         Chief Executive Officer

Exbibit B

ARTICLES OF MERGER

OF

LUMEN MEDICAL INC., A FLORIDA CORPORATION

INTO

ACORN ACQUISITION CORP., A DELAWARE CORPORATION

----------------------------------------------------------------

1.      Lumen Medical Inc. (hereinafter referred to as "Lumen") is a corporation incorporated under the laws of the State of Florida.

2.     Acorn Acquisition Corp. (hereinafter referred to as "Acorn") is a corporation incorporated under the laws of the State of Delaware.

3.      The Agreement and Plan of Merger (the "Plan of Merger") dated as of October 1, 2007, a copy of which has been attached to these Articles of Merger and incorporated herein for all purposes as APPENDIX A, in which Lumen is merged into Acorn (the "Merger"), has been approved, certified, executed and acknowledged by each of Lumen and Acorn.

4.     The surviving corporation shall be Acorn and its name shall be Pulmo BioTech Inc.

        The address of the principal office of Acorn in the State of Delaware, its state of incorporation, is 2711 Centerville Road, Suite 400, Wilmington, Delaware and its registered agent at such address is CORPORATION SERVICE COMPANY.  Acorn, the surviving corporation is deemed to have appointed the Secretary of State of Florida as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of Lumen.  Acorn agrees to promptly pay to the dissenting        shareholders of Lumen, if any, the amount to which they are entitled under Section 607.1302 of the Florida Business Corporation Act.

5.     The certificate of incorporation shall be that of Acorn, except that Article I thereof shall be amended to change the name of the surviving corporation from Acorn to Pulmo BioTech Inc.

6.     An executed copy of the Plan of Merger is on file at the office of Acorn the surviving corporation, at 1035 Park Avenue, Suite 7B, New York NY 10028-0912.

7.      A copy of the Plan of Merger shall be provided by Acorn to any stockholder of Lumen or Acorn upon their request without cost to them.

8.     The authorized capital stock of Lumen was 110,000,000 shares, of which 100,000,000 were designated as Common Stock with a par value of $0.0001 per share, and 10,000,000 of which were designated as Preferred Stock with a par value of $1.00 per share.

9.      The effective date of the Merger, as set forth in the Plan of Merger, shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

       IN WITNESS WHEREOF, the following officers have executed these Articles of Merger on behalf of Acorn Acquisition Corp., the surviving corporation, and Lumen Medical Inc. as of_____________, 200_.

                                       ACORN ACQUISITION CORP., a Delaware                                                                    corporation

                                       /s/ Alain U. Vetterli

                                           Alain U. Vetterli

                                          Chief Executive Officer

                                     LUMEN MEDICAL INC., a Florida corporation

                                       /s/ Garry McCann

                                          Garry McCann

                                          President and Chief Executive Officer

                                                                     APPENDIX A

AGREEMENT AND PLAN OF MERGER

         This Merger Agreement (this "Agreement") is entered into on and as of October 1, 2007 by and between Acorn Acquisition Corp., a Delaware corporation ("Acorn"), and Lumen Medical Inc., a Florida corporation ("Lumen").  Acorn and Lumen are referred to collectively herein as the "Parties" and sometimes individually as a "Party".

         This Agreement contemplates a tax-free merger of Lumen with and into Acorn in a reorganization pursuant to Code 368(a)(1)(A).  All Lumen Stockholders will receive Acorn stock in exchange for all of the issued and outstanding shares of Lumen stock. The Parties expect that the Merger will further certain of their business objectives, including, without limitation, giving Lumen access to the public equity markets to finance the research and development of its medical product candidates and providing Acorn with Lumen's business to take it out of the realm of being a blank check company and giving Acorn access to Lumen's cash of approximately $900.000.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1.   Definitions.

"Acorn" has the meaning set forth in the preface above.

"Acorn-owned Share" means any Lumen Share that Acorn owns beneficially.

"Acorn Share" means any share of the common stock, $0.0001 par value per share, of Acorn.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the business and affairs of Lumen and its Subsidiaries that is not already generally available to the public.

"Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

"Definitive Acorn Proxy Materials" means the definitive proxy materials relating to the Special Acorn Meeting.

"Definitive Lumen Proxy Materials" means the definitive proxy materials relating to the Special Lumen Meeting.

"Delaware Certificate of Merger" has the meaning set forth in Section 2(c) below.

"Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Dissenting Share" means any Lumen Share held of record by any stockholder who or that has exercised his, her, or its appraisal rights under the Delaware General Corporation Law.

"Effective Time" has the meaning set forth in Section 2(d)(i) below.

"Exchange Agent" has the meaning set forth in Section 2(e) below.

"Florida Articles of Merger" has the meaning set forth in Section 2(c) below.

"Florida Business Corporation Act" means the Business Corporation Act of the state of Florida, as amended.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"IRS" means the Internal Revenue Service.

"Joint Disclosure Document" means the disclosure document combining the Prospectus, the Definitive Acorn Proxy Materials, and the Definitive Lumen Proxy Materials.

"Knowledge" means actual knowledge after reasonable investigation.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Lumen" has the meaning set forth in the preface above.

"Lumen Furnished Information" has the meaning set forth in Section 5(d) below.

"Lumen Share" means any share of the common stock, $0.0001 par value per share, of Lumen.

"Lumen Stockholder" means any Person who or that holds any Lumen Shares.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Lumen and its Subsidiaries, taken as a whole, or to the ability of Lumen to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Acorn has knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of Lumen and its Subsidiaries, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, or NASDAQ Stock Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Merger" has the meaning set forth in Section 2(a) below.

"Merger Shares" means the Acorn Shares issued to the Lumen Stockholders pursuant to the terms of the Merger.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" and "Parties" have the meanings set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prospectus" means the final prospectus relating to the registration of the Merger Shares under the Securities Act.

"PulmoScience" means PulmoScience Inc., a 51% Subsidiary of Lumen.

"PulmoScience Appraisal" has the meaning set forth in Section 5(d) below.

"PulmoScience Appraiser" has the meaning set forth in Section 5(d) below.

"Requisite Acorn Stockholder Approval" means the affirmative vote of the holders of a majority of the Acorn Shares in favor of this Agreement and the Merger.

"Requisite Lumen Stockholder Approval" means the affirmative vote of the holders of a majority of the Lumen Shares in favor of this Agreement and the Merger.

"S-4 Registration Statement" means the registration statement on form S-4 that will be filed by Acorn under the Securities Act to register the Acorn Shares issuable to the Lumen Stockholders pursuant to the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Special Acorn Meeting" has the meaning set forth in Section 5(c)(ii) below.

"Special Lumen Meeting" has the meaning set forth in Section 5(c)(iii) below.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

         Section 2.   Basic Transaction.

          (a) The Merger.  On and subject to the terms and conditions of this Agreement, Lumen will merge with and into Acorn (the "Merger") at the Effective Time.  Acorn shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Tendall FZCO in Dubai, United Arab Emirates, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) Lumen will deliver to Acorn the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Acorn will deliver to Lumen the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Acorn and Lumen will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Delaware Certificate of Merger"), (iv) Acorn and Lumen will file with the Secretary of State of the State of Florida Articles of Merger in the form attached hereto as Exhibit B (the "Florida Articles of Merger") and (v) Acorn will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing the Acorn Shares issued in the Merger.

         (d) Effect of Merger.

         (i) General. The Merger shall become effective (the "Effective Time") at the close of business on the date  Acorn and Lumen file the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Florida.  The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Business Corporation Act.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acorn or Lumen in order to carry out and effectuate the transactions contemplated by this Agreement.

         (ii)  Certificate of Incorporation. The certificate of incorporation of Acorn in effect at and as of the Effective Time will remain the certificate of incorporation of Surviving Corporation with Article I thereof amended to change the name of the Surviving Corporation to Pulmo BioTech Inc.

         (iii) Bylaws. The bylaws of Acorn in effect at and as of the Effective Time will remain the bylaws of Surviving Corporation with the caption thereof amended to change the name of the Surviving Corporation to Pulmo BioTech Inc.

         (iv) Directors and Officers.  The director and officer of Lumen in office at and as of the Effective Time will become the director and officer of Surviving Corporation.

         (v) Conversion of Lumen Shares.  At and as of the Effective Time, (A) each Lumen Share (other than any Dissenting Share or Acorn-owned Share) shall be converted into the right to receive three thousand one hundred twenty five (3,125) Acorn Shares (the ratio of three thousand one hundred twenty five (3,125) Acorn Shares to one Lumen Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from Surviving Corporation with respect thereto in accordance with the provisions of the Florida Business Corporation Act, and (C) each Acorn-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Lumen Shares outstanding.  No Lumen Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

         (vi) Acorn Shares. Each Acorn Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

         (e) Payment Procedure.

         (i) Immediately after the Effective Time, (A) Acorn will furnish to Interwest Transfer Co., Inc. (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Acorn Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Lumen Shares (other than any Dissenting Shares and Acorn-owned Shares) and (B) Acorn will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Lumen Shares for the holder to use in surrendering the certificates that represented his, her, or its Lumen Shares in exchange for a certificate representing the number of Acorn Shares to which he, she, or it is entitled.

         (ii)  Acorn will not pay any dividend or make any distribution on Acorn Shares (with a record date at or after the Effective Time) to any record holder of outstanding Lumen Shares until the holder surrenders for exchange his, her, or its certificates that represented Lumen Shares.

         (iii)  Acorn may cause the Exchange Agent to return any Acorn Shares and dividends and distributions thereon remaining unclaimed one hundred eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding Lumen Shares shall be entitled to look to Acorn (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Acorn Shares and dividends and distributions thereon to which he, she, or it is entitled upon surrender of his, her, or its certificates.

         (iv)  Acorn shall pay all charges and expenses of the Exchange Agent.

         (f) Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Lumen Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of Surviving Corporation.

         Section 3.    Lumen's Representations and Warranties. Lumen represents and warrants to Acorn that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization, Qualification, and Corporate Power.  Each of Lumen and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Lumen and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect.  Each of Lumen and its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization.  The entire authorized capital stock of Lumen consists of one hundred million (100,000,000) Lumen Shares, of which sixteen thousand four hundred (16,400) Lumen Shares are issued and outstanding and ten million (10,000,000) shares of Lumen Preferred Stock, $1.00 par value per share, none of which are issued or outstanding.  All of the issued and outstanding Lumen Shares have been duly authorized and are validly issued, fully paid, and non-assessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Lumen to issue, sell, or otherwise cause to become outstanding any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Lumen.

         (c) Authorization of Transaction. Lumen has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Lumen cannot consummate the Merger unless and until it receives the Requisite Lumen Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of Lumen, enforceable in accordance with its terms and conditions.

         (d) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lumen or any of its Subsidiaries is subject or any provision of the charter or bylaws of Lumen or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Lumen or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Florida Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither Lumen nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (e) Filings with SEC; Material Agreements.  Lumen has not made and has not been required to make any filings with SEC under the Securities Act or the Securities Exchange Act.  Lumen has delivered to Acorn a correct and complete copy of each material agreement to which Lumen is a party or by which Lumen or its assets is bound (together with all exhibits and schedules thereto and as amended to date).

         (f) Financial Statements. Lumen has delivered to Acorn copies of its consolidated balance sheets as at March 31, 2007, March 31, 2006 and June 30, 2007 (Unaudited), its consolidated statement of operations for the year ended March 31, 2007, for the period February 23, 2006 (Inception) to March 31, 2006, for the three months ended June 30, 2007 (Unaudited) and for the period February 23, 2006 (Inception) through June 30, 2007 (Unaudited), its consolidated statement of stockholders' Deficiency for the year ended March 31, 2007, for the period February 23, 2006 (Inception) through March 31, 2006 and for the three months ended June 30, 2007 (Unaudited) and its consolidated statement of cash flows for the year ended March 31, 2007, for the period February 23, 2006 (Inception) to March 31, 2006, for the three months ended June 30, 2007 (Unaudited) and for the period February 23, 2006 (Inception) through June 30, 2007 (Unaudited) ("Lumen's Financial Statements"). Lumen's Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of Lumen and its Subsidiaries as of the indicated dates and the results of operations of Lumen and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of Lumen and its Subsidiaries. The Lumen Financial Statements as at March 31, 2007 and for the periods ended March 31, 2006 and 2007 are accompanied by the reports of independent registered public accounting firms. Lumen will also deliver to Acorn copies of such other financial statements as may be required to be included in Acorn's S-4 Registration Statement. All such Lumen financial statements will comply with the rules of the SEC for inclusion in Acorn's S-4 Registration Statement.

         (g) Events Subsequent to March 31, 2007. Since March 31, 2007, there has not been any Material Adverse Change.

         (h) Undisclosed Liabilities.  Neither Lumen nor any of its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the consolidated balance sheet as at March 31, 2007 (rather than in any notes thereto) and (ii) liabilities that have arisen after March 31, 2007 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i) Broker's Fees.  Neither Lumen nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (j) Continuity of Business Enterprise.  Lumen operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

         (k) Disclosure.  The Definitive Lumen Proxy Materials will comply with the Securities Exchange Act in all material respects.  The Definitive Lumen Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Lumen makes no representation or warranty with respect to any information that Acorn will supply specifically for use in the Definitive Lumen Proxy Materials. None of the information that Lumen will supply specifically for use in the S-4 Registration Statement, the Prospectus, or the Definitive Acorn Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

         Section 4.    Acorn's Representations and Warranties. Acorn represents and warrants to Lumen that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization.   Acorn is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capitalization.  The entire authorized capital stock of Acorn consists of two hundred fifty million (250,000,000) Acorn Shares, of which 1,372,574 Acorn Shares are issued and outstanding and two million five hundred thousand shares (2,500,000) share of Preferred Stock, par value $0.0001 per share, none of which are issued or outstanding.  All of the Acorn Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and non-assessable.

         (c) Authorization of Transaction.  Acorn has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Acorn cannot consummate the Merger unless and until it receives the Requisite Acorn Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of Acorn, enforceable in accordance with its terms and conditions.

         (d) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acorn is subject or any provision of the charter, bylaws, or other governing documents of Acorn or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Acorn is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect Other than in connection with the provisions of the Delaware General Corporation Law, the Florida Business corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Acorn does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Broker's Fees.  Acorn does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Lumen or any of its Subsidiaries could become liable or obligated.

         (f) Continuity of Business Enterprise.  It is the present intention of Acorn to continue at least one significant historic business line of Lumen, or to use at least a significant portion of Lumen's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

         (g) Disclosure.  The S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Acorn makes no representation or warranty with respect to any information that Lumen will supply specifically for use in the S-4 Registration Statement, the Prospectus, and the Definitive Acorn Proxy Materials.  None of the information that Acorn will supply specifically for use in the Definitive Lumen Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

         Section 5.   Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General.  Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in 6 below).

         (b) Notices and Consents.  Lumen will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third-party consents referred to in Section 3(d) above and the items set forth in Section 5(b) of the Disclosure Schedule.

         (c) Regulatory Matters and Approvals.  Each of the Parties will (and Lumen will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above.  Without limiting the generality of the foregoing:

         (i) Securities Act, Securities Exchange Act, and State Securities Laws.  Acorn will prepare and file with SEC the S-4 Registration Statement relating to the offering and issuance of the Acorn Shares and preliminary proxy materials under the Securities Exchange Act relating to the Special Acorn Meeting.  Acorn will use its reasonable best efforts to respond to the comments of SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable.  Lumen will provide Acorn with whatever information and assistance in connection with the foregoing filings Acorn may reasonably request and will cause. Acorn will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Acorn Shares.

         (ii) Delaware General Corporation Law. Acorn will call a special meeting of its stockholders (the "Special Acorn Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

         (iii) Florida Business Corporation Act. Lumen will call a special meeting of its stockholders (the "Special Lumen Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Florida Business Corporation Act.

         (iv)   Joint Disclosure Document.    The Parties will mail the Joint Disclosure Document to their respective stockholders simultaneously and as soon as reasonably practicable.  The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of either Party shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) PulmoScience Appraisal. Lumen has heretofore delivered to Acorn an appraisal Demers Beauline, LLP Chartered Accountants (the "PulmoScience Appraiser") of the estimated fair market value of all issued and outstanding shares of PulmoScience as at March 31, 2007 (the "PulmoScience Appraisal").  All of the information furnished to the PulmoScience Appraiser by Lumen on which the PulmoScience Appraiser relied in preparing the PulmoScience Appraisal (the "Lumen Furnished Information") is, to the knowledge of Lumen, correct and complete in all respects and consistent with the books and records of Lumen.

         (e) Approval for Trading of Acorn Shares. Acorn will use its reasonable best efforts to cause the Acorn Shares that will be issued in the Merger to be approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance, prior to the Effective Time.

         (f) Operation of Business. Lumen will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as disclosed on the Disclosure Schedule.  Without limiting the generality of the foregoing:

         (i) neither Lumen nor any of its Subsidiaries will authorize or effect any change in its charter or bylaws;

         (ii) neither Lumen nor any of its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

         (iii) neither Lumen nor any of its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

         (iv) neither Lumen nor any of its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

         (v) neither Lumen nor any of its Subsidiaries will impose any Lien upon any of its assets outside the Ordinary Course of Business;

         (vi) neither Lumen nor any of its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

         (vii) neither Lumen nor any of its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

         (viii) neither Lumen nor any of its Subsidiaries will commit to any of the foregoing.

         (g) Full Access.  Lumen will (and will cause each of its Subsidiaries to) permit representatives of Acorn (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Lumen and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Lumen and each of its Subsidiaries.  Acorn will treat and hold as such any Confidential Information it receives from Lumen or any of its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Lumen all tangible embodiments (and all copies) thereof that are in its possession.

         (h) Notice of Developments.  Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.  No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (i) Exclusivity.  Lumen will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Lumen or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Lumen, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Lumen shall notify Acorn immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (j) Indemnification.

         (i)  Acorn, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of Lumen or in any agreement to which Lumen is a party for the benefit of any individual who served as a director or officer of Lumen at any time prior to the Effective Time.

         (ii) Acorn will indemnify each individual who served as a director or officer of Lumen at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

         (k) Continuity of Business Enterprise.  Acorn will continue at least one significant historic business line of Lumen, or use at least a significant portion of Lumen's historic business assets in a business, in each case within the meaning of Reg. Section1.368-1(d), except that Acorn may transfer Lumen's historic business assets (i) to a corporation that is a member of Acorn's "qualified group", within the meaning of Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Acorn's "qualified group" have active and substantial management functions as a partner with respect to Lumen's historic business or (B) members of Acorn's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in Lumens historic business, in each case within the meaning of Reg. Section 1.368-1(d)(4)(iii).

Section 6.   Conditions to Obligation to Close.

         (a) Conditions to Acorn's Obligation.  The obligation of Acorn to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) this Agreement and the Merger shall have received the Requisite Lumen Stockholder Approval and the number of Dissenting Shares shall not exceed 2% of the number of outstanding Lumen Shares];

         (ii) Lumen and its Subsidiaries shall have procured all of the third-party consents specified in Section 5(b) above;

         (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material", or contain terms such as "Material  Adverse Effect" or "Material Adverse Change", in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

         (iv) Lumen shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term material, or contain terms such as "Material  Adverse Effect" or "Material Adverse Change", in which case Lumen shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

         (v) no action, suit, or proceeding shall be pending or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Surviving Corporation to own the former assets, to operate the former business, and to control the former Subsidiaries of Lumen, or (D) adversely affect the right of any of the former Subsidiaries of Lumen to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (vi) Lumen shall have delivered to Acorn a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

         (vii) this Agreement and the Merger shall have received the Requisite Acorn Stockholder Approval;

         (viii) the S-4 Registration Statement shall have become effective under the Securities Act;

         (ix) the Acorn Shares that will be issued in the Merger shall have been approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance;

         (x) Acorn shall have received the resignations, effective as of the Closing, of each director and officer of Acorn and of Lumen and its Subsidiaries other than those whom Acorn shall have specified at least 5 business days prior to the Closing; and

         (xiv) all actions to be taken by Lumen in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Acorn.

Acorn may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Lumen's Obligation.  The obligation of Lumen to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) this Agreement and the Merger shall have received the Requisite Lumen Stockholder Approval;

         (ii) the S-4 Registration Statement shall have become effective under the Securities Act;

         (iii) the Acorn Shares that will be issued in the Merger shall have been approved for trading on the Over the Counter Bulletin Board, subject to official notice of issuance;

         (iv) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material", or contain terms such as "Material Adverse Effect" or "Material Adverse Change", in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

         (v) Acorn shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material", or contain terms such as "Material Adverse Effect" or "Material Adverse Change", in which case Acorn shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

         (vi) no action, suit, or proceeding shall be pending or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Surviving Corporation to own the former assets, to operate the former business, and to control the former Subsidiaries of Lumen, or (D) adversely affect the right of any of the former Subsidiaries of Lumen to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (vii) Acorn shall have delivered to Lumen a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(vi) is satisfied in all respects;

         (viii) this Agreement and the Merger shall have received the Requisite Acorn Stockholder Approval; and

         (ix) all actions to be taken by Acorn in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Lumen.

Lumen may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

Section 7.   Termination.

         (a) Termination of Agreement.  This Agreement may be terminated (whether before or after stockholder approval) as provided below:

         (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

         (ii) Acorn may terminate this Agreement by giving written notice to Lumen at any time prior to the Effective Time (A) in the event Lumen has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Acorn has notified Lumen of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2008, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Acorn breaching any representation, warranty, or covenant contained in this Agreement);

         (iii) Lumen may terminate this Agreement by giving written notice to Acorn at any time prior to the Effective Time (A) in the event Acorn has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Lumen has notified Acorn of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2008, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Lumen breaching any representation, warranty, or covenant contained in this Agreement); or

         (iv) either Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Acorn Meeting or the Special Lumen Meeting in the event this Agreement and the Merger fail to receive the Requisite Acorn Stockholder Approval or the Requisite Lumen Stockholder Approval respectively.

         (b) Effect of Termination.  If either Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of either Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

Section 8.   Miscellaneous.

         (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the Acorn Shares, the provisions in Section 5(j) above concerning indemnification will survive the Effective Time.

         (b) Press Releases and Public Announcements.   Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (c) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the Acorn Shares are intended for the benefit of Lumen Stockholders and (ii) the provisions in Section 5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         (e) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) Counterparts.   This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being air mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Lumen: Lumen Medical Inc. c/o Hirshfield Law 1035 Park Avenue Suite 7B New York NY 10028-0912 Attention: Peter B. Hirshfield, Esq. Facsimile: (646) 349-1665 E-mail:phirshfield@hirshfieldlaw.com

If to Acorn:

Acorn Acquisition Corp.

c/o Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Facsimile: (646) 349-1665

E-mail:phirshfield@hirshfieldlaw.com

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Florida Business Corporation Act.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

         (k) Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) Construction.   The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Waiver of Conflict of Interest. The Parties hereby consent to Peter B. Hirshfield, Esq., doing business as Hirshfield Law ("Hirshfield"), drafting this Agreement and continuing to represent each Party as trusted legal counsel on the transactions contemplated by this Agreement and on other matters. Each Party recognizes the inherent conflict of interest in such dual representation and hereby waives any claim against the other Party and against Hirshfield based upon such dual representation. The Parties acknowledge that Hirshfield is an officer Lumen and has an economic interest in the success of the Transaction.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACORN ACQUISITION CORP.

By: /s/Alain U. Vetterli
Name:  Alain U. Vetterli
Title: Chief Executive Officer

LUMEN MEDICAL INC.

By: /s/Garry McCann____
Name:  Garry McCann

Title: Chief Executive Officer